UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2009
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina	28217

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02. Results of Operations And Financial Condition.
On April 23, 2009, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the first quarter of 2009 and updating its outlook for full year 2009. A copy of the press release is furnished as Exhibit 99.1 hereto.
Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on April 23, 2009. By press releases dated April 7, 2009 and April 22, 2009, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Goodrich Corporation Press Release dated April 23, 2009 titled “Goodrich Announces First Quarter 2009 Net Income per Diluted Share of $1.35, Refines Outlook for 2009.”

Exhibit 99.2	Goodrich written presentation dated April 23, 2009 titled “Goodrich Corporation First Quarter 2009 Results.”

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: April 23, 2009	By:	/s/ Scott E. Kuechle
Scott E. Kuechle
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99.1	Goodrich Corporation Press Release dated April 23, 2009 titled “Goodrich Announces First Quarter 2009 Net Income per Diluted Share of $1.35, Refines Outlook for 2009.”

Exhibit 99.2	Goodrich written presentation dated April 23, 2009 titled “Goodrich Corporation First Quarter 2009 Results.”

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